[NASL LOGO]

NORTH AMERICAN
SECURITY LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------



  EXECUTIVE OFFICE:            ANNUITY SERVICE OFFICE:         HOME OFFICE
116 Huntington Avenue               P.O. Box 818             Dover, Delaware
  Boston, MA 02116              Boston, MA 02117-0818
                                   1-800-344-1029


                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.


                             TEN DAY RIGHT TO REVIEW

THE CONTRACT OWNER MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR AGENT AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CONTRACT. WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US, WE WILL PAY THE CONTRACT VALUE, LESS ANY PAYMENT ENHANCEMENTS, COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US, TO THE CONTRACT OWNER.


     SIGNED FOR THE COMPANY at its Executive Office, Boston, Massachusetts,
                             on the Contract Date.

                DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 8
                  DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 9

       [FACSIMILE SIGNATURE]                          [FACSIMILE SIGNATURE]
          Vice President                                    President


        Flexible Payment Deferred Combination Fixed and Variable Annuity
                                Non-Participating


ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

VENTURE.015                                                               SAMPLE

INTRODUCTION

This is a flexible payment deferred combination fixed and variable annuity. This Contract provides that prior to the Maturity Date, the Contract Value for an Owner will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of an Owner's Variable Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Contract Specifications Page.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


Contract Specifications Page                                               Page

PART  1 - DEFINITIONS                                                        1

PART  2 - GENERAL PROVISIONS                                                 2

PART  3 - OWNERSHIP                                                          4

PART  4 - BENEFITS                                                           5

PART  5 - PAYMENTS                                                           7

PART  6 - VARIABLE ACCOUNT PROVISIONS                                        8

PART  7 - FIXED ACCOUNT PROVISIONS                                           9

PART  8 - ANNUITY PROVISIONS                                                10

PART  9 - TRANSFERS                                                         11

PART 10 - WITHDRAWAL PROVISIONS                                             12

PART 11 - FEES AND DEDUCTIONS                                               13

PART 12 - LOAN PROVISION                                                    14

PART 13 - PAYMENT OF CONTRACT BENEFITS                                      14




VENTURE.015                                                               SAMPLE

                          CONTRACT SPECIFICATIONS PAGE



TYPE OF CONTRACT:            [QUALIFIED]      PLAN TYPE:                  [403B]

CONTRACT DATE:               [01/07/1997]     MATURITY DATE:        [04/01/2027]

INITIAL PAYMENT:             [$ 10,000.00]    CONTRACT NUMBER:       [000000001]

                                              GOVERNING LAW:  [APPLICABLE STATE]



INITIAL ALLOCATION OF NET PAYMENT:  (SEE REVERSE FOR ALL AVAILABLE OPTIONS)


FIXED INVESTMENT OPTIONS:                        INITIAL            INITIAL
                                              INTEREST RATE        GUARANTEE
                                                                 PERIOD EXPIRES
[1-YEAR]                        [20.00%]         [4.70%]          [01/07/1998]

VARIABLE INVESTMENT OPTIONS:

[GROWTH & INCOME]               [80.00%]





                                -------
TOTAL                           100.00%



PAYMENT ENHANCEMENTS
                                                                      PAYMENT
CUMULATIVE PAYMENTS:                                                ENHANCEMENT
[FROM $10,000.00 TO $499,999.99                                           3.0%
FROM $500,000.00 TO $2,499,999.99                                         4.0%
FROM $2,500,000.00 AND ABOVE                                              5.0%]




THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.



OWNER:              [JOHN DOE]   CO-OWNER:                                   [ ]

ANNUITANT:          [JOHN DOE]   AGE:                                       [35]

CO-ANNUITANT:              [ ]   BENEFICIARY:                         [JANE DOE]



VENTURE.015                                                               SAMPLE

FEES AND DEDUCTIONS

ASSET FEE: [1.55%]

ANNUAL ADMINISTRATION FEE: [$40.00(1)]

     (1) Prior to the Maturity Date, when the Annual Administration Fee is to be assessed, if the sum of all Investment Accounts exceeds [$100,000.00], the Annual Administration Fee will be waived.




TABLE OF WITHDRAWAL CHARGES
                               CONTRACT                        TOTAL WITHDRAWAL
                                 YEAR                               CHARGE
                               --------                        ----------------
                                  [0                                 8.50%
                                   1                                 8.50%
                                   2                                 8.00%
                                   3                                 7.00%
                                   4                                 6.00%
                                   5                                 5.00%
                                   6                                 4.00%
                                   7                                 3.00%
                                   8                                 2.00%
                                   9+                                0.00%]










OWNER:               [JOHN DOE]   CO-OWNER:                                [ ]

ANNUITANT:           [JOHN DOE]   AGE:                                    [35]

CO-ANNUITANT:               [ ]   BENEFICIARY:                      [JANE DOE]



VENTURE.015                                                              SAMPLE

                          AVAILABLE INVESTMENT OPTIONS

FIXED INVESTMENT OPTIONS

[1-YEAR]

VARIABLE INVESTMENT OPTIONS

[PACIFIC RIM EMERGING MARKETS           MANUFACTURERS ADVISER CORPORATION]
[SCIENCE & TECHNOLOGY                   T. ROWE PRICE ASSOCIATES, INC.]
[INTERNATIONAL SMALL CAP                FOUNDERS ASSET MANAGEMENT, INC.]
[EMERGING GROWTH                        WARBURG, PINCUS COUNSELLORS, INC.]
[PILGRIM BAXTER GROWTH                  PILGRIM BAXTER & ASSOCIATES]
[SMALL/MID CAP                          FRED ALGER MANAGEMENT, INC.]
[INTERNATIONAL STOCK                    ROWE PRICE-FLEMING INTERNATIONAL, INC.]
[WORLDWIDE GROWTH                       FOUNDERS ASSET MANAGEMENT, INC.]
[GLOBAL EQUITY                          MORGAN STANLEY ASSET MANAGEMENT INC.]
[GROWTH                                 FOUNDERS ASSET MANAGEMENT, INC.]
[EQUITY                                 FIDELITY MANAGEMENT TRUST COMPANY]
[QUANTITATIVE EQUITY                    MANUFACTURERS ADVISER CORPORATION]
[BLUE CHIP GROWTH                       T. ROWE PRICE ASSOCIATES, INC.]
[REAL ESTATE SECURITIES                 MANUFACTURERS ADVISER CORPORATION]
[VALUE                                  MILLER ANDERSON & SHERRERD, LLP]
[INTERNATIONAL GROWTH & INCOME          J.P. MORGAN INVESTMENT MANAGEMENT, INC.]
[GROWTH AND INCOME                      WELLINGTON MANAGEMENT COMPANY, LLP]
[EQUITY-INCOME                          T. ROWE PRICE ASSOCIATES, INC.]
[BALANCED                               FOUNDERS ASSET MANAGEMENT, INC.]
[AGGRESSIVE ASSET ALLOCATION            FIDELITY MANAGEMENT TRUST COMPANY]
[HIGH YIELD                             MILLER ANDERSON & SHERRERD, LLP]
[MODERATE ASSET ALLOCATION              FIDELITY MANAGEMENT TRUST COMPANY]
[CONSERVATIVE ASSET ALLOCATION          FIDELITY MANAGEMENT TRUST COMPANY]
[STRATEGIC BOND                         SALOMON BROTHERS ASSET MANAGEMENT INC.]
[GLOBAL GOVERNMENT BOND                 OECHSLE INTERNATIONAL ADVISORS, L.P.]
[CAPITAL GROWTH BOND                    MANUFACTURERS ADVISER CORPORATION]
[INVESTMENT QUALITY BOND                WELLINGTON MANAGEMENT COMPANY, LLP]
[U.S. GOVERNMENT SECURITIES             SALOMON BROTHERS ASSET MANAGEMENT INC.]
[MONEY MARKET                           MANUFACTURERS ADVISER CORPORATION]

[LIFESTYLE PORTFOLIOS:                  MANUFACTURERS ADVISER CORPORATION
     CONSERVATIVE 280
     MODERATE 460
     BALANCED 640
     GROWTH 820
     AGGRESSIVE 1000]



VENTURE.015                                                               SAMPLE

                          CONTRACT SPECIFICATIONS PAGE



TYPE OF CONTRACT:     [NON-QUALIFIED]   PLAN TYPE:

CONTRACT DATE:           [01/07/1997]   MATURITY DATE:              [04/01/2047]

INITIAL PAYMENT:        [$ 10,000.00]   CONTRACT NUMBER:             [000000002]

                                        GOVERNING LAW:        [APPLICABLE STATE]


INITIAL ALLOCATION OF NET PAYMENT:  (SEE REVERSE FOR ALL AVAILABLE OPTIONS)


FIXED INVESTMENT OPTIONS:                        INITIAL             INITIAL
                                              INTEREST RATE         GUARANTEE
                                                                  PERIOD EXPIRES
[1-YEAR]                        [20.00%]         [4.70%]           [01/07/1998]

VARIABLE INVESTMENT OPTIONS:

[GROWTH & INCOME]               [80.00%]



                                -------
TOTAL                           100.00%


PAYMENT ENHANCEMENTS
                                                                      PAYMENT
CUMULATIVE PAYMENTS:                                               ENHANCEMENT
[FROM $10,000.00 TO $499,999.99                                           3.0%
FROM $500,000.00 TO $2,499,999.99                                         4.0%
FROM $2,500,000.00 AND ABOVE                                              5.0%]







OWNER:              [JOHN DOE]   CO-OWNER:                                  [ ]

ANNUITANT:          [JOHN DOE]   AGE:                                      [35]

CO-ANNUITANT:              [ ]   BENEFICIARY:                        [JANE DOE]




VENTURE.015                                                              SAMPLE

FEES AND DEDUCTIONS

ASSET FEE: [1.55%]

ANNUAL ADMINISTRATION FEE: [$40.00(1)]

    (1) Prior to the Maturity Date, when the Annual Administration Fee is to be assessed, if the sum of all Investment Accounts exceeds [$100,000.00], the Annual Administration Fee will be waived.



TABLE OF WITHDRAWAL CHARGES
                                       CONTRACT                 TOTAL WITHDRAWAL
                                         YEAR                       CHARGE
                                       --------                 ----------------
                                         [0                          8.50%
                                          1                          8.50%
                                          2                          8.00%
                                          3                          7.00%
                                          4                          6.00%
                                          5                          5.00%
                                          6                          4.00%
                                          7                          3.00%
                                          8                          2.00%
                                          9+                         0.00%]














OWNER:               [JOHN DOE]   CO-OWNER:                                 [ ]

ANNUITANT:           [JOHN DOE]   AGE:                                     [35]

CO-ANNUITANT:               [ ]   BENEFICIARY:                       [JANE DOE]



VENTURE.015                                                              SAMPLE

                          AVAILABLE INVESTMENT OPTIONS


FIXED INVESTMENT OPTIONS

[1-YEAR]

VARIABLE INVESTMENT OPTIONS

[PACIFIC RIM EMERGING MARKETS          MANUFACTURERS ADVISER CORPORATION]
[SCIENCE & TECHNOLOGY                  T. ROWE PRICE ASSOCIATES, INC.]
[INTERNATIONAL SMALL CAP               FOUNDERS ASSET MANAGEMENT, INC.]
[EMERGING GROWTH                       WARBURG, PINCUS COUNSELLORS, INC.]
[PILGRIM BAXTER GROWTH                 PILGRIM BAXTER & ASSOCIATES]
[SMALL/MID CAP                         FRED ALGER MANAGEMENT, INC.]
[INTERNATIONAL STOCK                   ROWE PRICE-FLEMING INTERNATIONAL, INC.]
[WORLDWIDE GROWTH                      FOUNDERS ASSET MANAGEMENT, INC.]
[GLOBAL EQUITY                         MORGAN STANLEY ASSET MANAGEMENT INC.]
[GROWTH                                FOUNDERS ASSET MANAGEMENT, INC.]
[EQUITY                                FIDELITY MANAGEMENT TRUST COMPANY]
[QUANTITATIVE EQUITY                   MANUFACTURERS ADVISER CORPORATION]
[BLUE CHIP GROWTH                      T. ROWE PRICE ASSOCIATES, INC.]
[REAL ESTATE SECURITIES                MANUFACTURERS ADVISER CORPORATION]
[VALUE                                 MILLER ANDERSON & SHERRERD, LLP]
[INTERNATIONAL GROWTH & INCOME         J.P. MORGAN INVESTMENT MANAGEMENT, INC.]
[GROWTH AND INCOME                     WELLINGTON MANAGEMENT COMPANY, LLP]
[EQUITY-INCOME                         T. ROWE PRICE ASSOCIATES, INC.]
[BALANCED                              FOUNDERS ASSET MANAGEMENT, INC.]
[AGGRESSIVE ASSET ALLOCATION           FIDELITY MANAGEMENT TRUST COMPANY]
[HIGH YIELD                            MILLER ANDERSON & SHERRERD, LLP]
[MODERATE ASSET ALLOCATION             FIDELITY MANAGEMENT TRUST COMPANY]
[CONSERVATIVE ASSET ALLOCATION         FIDELITY MANAGEMENT TRUST COMPANY]
[STRATEGIC BOND                        SALOMON BROTHERS ASSET MANAGEMENT INC.]
[GLOBAL GOVERNMENT BOND                OECHSLE INTERNATIONAL ADVISORS, L.P.]
[CAPITAL GROWTH BOND                   MANUFACTURERS ADVISER CORPORATION]
[INVESTMENT QUALITY BOND               WELLINGTON MANAGEMENT COMPANY, LLP]
[U.S. GOVERNMENT SECURITIES            SALOMON BROTHERS ASSET MANAGEMENT INC.]
[MONEY MARKET                          MANUFACTURERS ADVISER CORPORATION]

[LIFESTYLE PORTFOLIOS:                 MANUFACTURERS ADVISER CORPORATION
     CONSERVATIVE 280
     MODERATE 460
     BALANCED 640
     GROWTH 820
     AGGRESSIVE 1000]



VENTURE.015                                                               SAMPLE

PART 1                        DEFINITIONS
--------------------------------------------------------------------------------



WE AND YOU                    "We", "us" and "our" means North American Security
                              Life Insurance Company. "You" or "your" means the
                              Owner of this Contract.

ACCUMULATION UNIT             A unit of measure that is used to calculate the
                              value of the variable portion of this Contract before the Maturity Date.

ANNUITANT                     Any individual person or persons whose life is
                              used to determine the duration of annuity payments involving life contingencies. The Annuitant is as designated on the Contract Specifications Page and application, unless changed.

ANNUITY OPTION                The method selected by you for annuity payments
                              made by us.

ANNUITY SERVICE OFFICE        Any office designated by us for the receipt of
                              Payments and processing of Contract Owner requests.

ANNUITY UNIT                  A unit of measure that is used after the Maturity
                              Date to calculate Variable Annuity payments.

BENEFICIARY                   The person, persons or entity to whom certain
                              benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.

CONTINGENT BENEFICIARY        The person, persons or entity who becomes the
                              Beneficiary if the Beneficiary is not alive.

CONTRACT ANNIVERSARY          The anniversary of the Contract Date.

CONTRACT DATE                 The date of issue of this Contract as specified on
                              the Contract Specifications Page.

CONTRACT VALUE                The total of the Investment Account Values and, if
                              applicable, any amount in the Loan Account attributable to the Contract.

CONTRACT YEAR                 The period of twelve consecutive months beginning
                              on the Contract Date or any anniversary
                              thereafter.

DEBT Any amounts in the Loan Account attributable to the Contract plus any accrued loan interest. The loan provision is applicable to certain Qualified Contracts only.

FIXED ANNUITY                 An Annuity Option with payments which are
                              predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT               All the assets of North American Security Life
                              Insurance Company other than assets in separate accounts.

INTERNAL REVENUE CODE         The Internal Revenue Code of 1986, as amended from
(IRC)                         time to time, and any successor statute of similar
                              purposes.

INVESTMENT ACCOUNT            An account established by us which represents your
                              interest in an Investment Option prior to the Maturity Date.

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment
                              Account.

INVESTMENT OPTIONS            The Investment Options can be either fixed or
                              variable. The Investment Options available under this Contract are shown on the Contract
                              Specifications Page and application.

LOAN ACCOUNT                  The portion of the General Account that is used
                              for collateral when a loan is taken.


VENTURE.015                            1                                  SAMPLE

MATURITY DATE                 The date on which annuity benefits commence. It is
                              the date specified on the Contract Specifications
                              Page, unless changed.

NET PAYMENT                   The Payment less the amount of premium tax, if
                              any, deducted from the Payment, plus any applicable Payment Enhancement.

NON-QUALIFIED CONTRACTS       Contracts which are not issued under Qualified
                              Plans.

OWNER OR CONTRACT OWNER       The person, persons or entity entitled to the
                              ownership rights under this Contract. The owner is as designated on the Contract Specifications Page and application, unless changed.

PORTFOLIO OR TRUST            A separate portfolio of NASL Series Trust, a
PORTFOLIO                     mutual fund in which the Variable Account invests,
                              or any successor mutual fund.

PAYMENT ENHANCEMENT           An amount we will add to the Contract at the time
                              a Payment is applied to your Contract.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax
                              treatment under section 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT              A segregated account of North American Security
                              Life Insurance Company that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)                One or more of the Sub-Accounts of the Variable
                              Account. Each Sub-Account is invested in shares of a different Trust Portfolio.

VALUATION DATE                Any date on which the New York Stock Exchange is
                              open for business and the net asset value of a Trust Portfolio is determined.

VALUATION PERIOD              Any period from one Valuation Date to the next,
                              measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT              NASL Variable Account, which is a separate account
                              of North American Security Life Insurance Company.

VARIABLE ANNUITY              An Annuity Option with payments which: (1) are not
                              predetermined or guaranteed as to dollar amount, and (2) vary in relation to the investment ex-perience of one or more specified variable
                              Sub-Accounts.



PART 2                        GENERAL PROVISIONS
--------------------------------------------------------------------------------




ENTIRE CONTRACT               The entire contract consists of this Contract, any
                              Contract endorsements, and a copy of the application if one is attached to this Contract when issued. Only our President, Vice-President or Secretary may agree to change or waive any provisions of this Contract. The change or waiver must be in writing.

                              We will not change or modify this Contract without your consent except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.


VENTURE.015                            2                                  SAMPLE

                              The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is issued. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is issued, if required by law.

BENEFICIARY                   The Beneficiary is as designated in the Contract
                              Specifications Page and application, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the Beneficiary is the "Contingent Beneficiary". If no Beneficiary or
                              Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE OF MATURITY DATE       Prior to the Maturity Date, you may request in
                              writing a change of the Maturity Date. Any extension of the Maturity Date will be subject to our prior approval.

ASSIGNMENT                    You may assign this Contract at any time prior to
                              the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at the Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.



CLAIMS OF CREDITORS           To the extent permitted by law, no benefits
                              payable under this Contract will be subject to the claims of your, the Beneficiary's or the Annuitant's creditors.

MISSTATEMENT AND PROOF        We may require proof of age, sex or survival of
OF AGE, SEX OR SURVIVAL       any person upon whose age, sex or survival any
                              payments depend. If the age or sex of the Annuitant has been misstated, the benefits will be those which the Payments would have provided for the correct age and sex. If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.




ADDITION, DELETION            We reserve the right, subject to compliance with
SUBSTITUTION OF               applicable law, to make additions to, deletions
INVESTMENT OPTIONS            from, or substitutions for the Portfolio shares
                              that are held by the Variable Account or that the Variable Account may purchase. We reserve the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of another Portfolio of the Trust, or of another open-end registered investment company, if the shares of any eligible Portfolio are no longer available for investment, or if in our judgment further investment in any eligible Portfolio should become inappropriate in view of the purposes of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-Account without notice to you and prior approval of the Securities and Exchange
                              Commission to the extent required by the Investment Company Act of 1940. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.

                              We reserve the right, subject to compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.


VENTURE.015                            3                                  SAMPLE

NON-PARTICIPATING             Your Contract is non-participating and will not
                              share in our profits or surplus earnings. We will pay no dividends on your Contract.

REPORTS At least once each year we will send you a report containing information required by the Investment Company Act of 1940 and applicable state law.

INSULATION                    The portion of the assets of the Variable Account
                              equal to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the
PAYMENTS                      lawful currency of the United States of America at
                              the Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS         To be effective, all notices and elections you
                              make under this Contract must be in writing, signed by you and received by us at the Annuity
                              Service Office. Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us, complete with all necessary information and your signature, at the Annuity Service Office.

GOVERNING LAW                 This Contract will be governed by the laws of the
                              jurisdiction indicated on the Contract
                              Specifications Page.

SECTION 72(s) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.


PART 3                        OWNERSHIP
--------------------------------------------------------------------------------

GENERAL Before the Maturity Date, the Owner of this Contract shall be the person, persons or entity designated on the Contract Specifications Page and application or the latest change filed with us. On the Maturity Date, the Annuitant becomes the Owner of the Contract. If amounts become payable to the Beneficiary under the Contract, the Beneficiary becomes the Owner of the Contract.

CHANGE OF OWNER,              Subject to the rights of an irrevocable
ANNUITANT, BENEFICIARY        Beneficiary, you may change the Owner, Annuitant,
                              or Beneficiary by written request in a form acceptable to us and which is received at the Annuity Service Office. The Annuitant may not be changed after the Maturity Date. You need not send us the Contract unless we request it. Any change must be approved by us. If approved, any change in Beneficiary will take effect on the date you signed the request. If approved, any change in Owner or Annuitant will take effect on the date we received the request at the Annuity Service
                              Office. We will not be liable for any payments or actions taken before the change is approved.



VENTURE.015                            4                                  SAMPLE

                              The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in
                              Part 4, Benefits, Death Benefit Before Maturity Date, the Contract Value on the date of the change will be treated as a Payment made on that date. This Payment will not be included in cumulative Payments and is not eligible for a Payment Enhancement. In addition, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. Furthermore, the Death Benefit on the last day of the previous Contract Year shall be set to zero as of the date of the Owner Change. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to your spouse.

                              If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.



PART 4                        BENEFITS
--------------------------------------------------------------------------------



ANNUITY BENEFITS              We will pay a monthly income to the Annuitant, if
                              living, on the Maturity Date. Payments can be fixed or variable, or a combination of fixed and variable. Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity Option selected.

                              We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

                              On or before the Maturity Date you must select how the Contract Value will be used to provide the monthly income. You may select a Fixed or Variable Annuity. Unless you indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment Account Value of each Investment Option at the Maturity Date. Annuity Payments will continue for 10 years or the lifetime of the Annuitant, if longer.

                              If a Variable Annuity is used, the amount of the first monthly annuity payment will be obtained from the appropriate option table under the "Payment of Contract Benefits" Section. Subsequent monthly annuity payments will vary based on the investment experience of the Sub-Account(s) used to effect the annuity. The method used to calculate the amount of the initial and subsequent payments is described under the "Variable Annuity Payments" Section of Part 8 of this Contract.

                              If a Fixed Annuity is used, the portion of the Contract Value used to effect a Fixed Annuity will be applied to the appropriate table contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.

DEATH BENEFIT BEFORE          A Death Benefit will be determined as of the date
MATURITY DATE                 on which written notice and proof of death and all
                              required claim forms are received at the Company's
                              Annuity Service Office.


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

                           1. If any Owner dies and the oldest Owner had an
                              attained age of less than 81 years on the Contract Date, the Death Benefit during the first nine contract years will be equal to the greater of (a) or (b) less an amount equal to all Payment Enhancements applied within the 12 month period prior to the date of death where:

                              (a) is the Contract Value; and

                              (b) is the sum of all Payments made, less any
                                  amount deducted in connection with partial withdrawals.

                              After the ninth contract year, the death benefit will be the greater of (a), (b), or (c), less an amount equal to all Payment Enhancements applied within the 12 month period prior to the date of death where:

                              (a) is the Contract Value; and

                              (b) is the sum of all Payments made, less any
                                  amount deducted in connection with partial withdrawals; and

                              (c) is the Death Benefit on the last day of the
                                  ninth contract year, plus the sum of all Payments made, less any amount deducted in connection with partial withdrawals, since then.

                           2. If any Owner dies and the oldest Owner had an
                              attained age of 81 or greater on the Contract Date, the Death Benefit will be the Contract Value less any applicable Withdrawal Charges.

                           If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Contract.

                           DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                           DEATH OF OWNER: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                           (a) The Beneficiary becomes the Contract Owner.

                           (b) The excess, if any, of the Death Benefit over
                               the Contract Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the Death Benefit is determined.

                           (c) No additional Payments may be applied to the
                               Contract.

                           (d) If the Beneficiary is not the deceased Owner's
                               spouse, the entire interest in the Contract must be distributed under one of the following options:

                               (i) The entire interest in the Contract must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or

                               (ii) the entire interest in the Contract must be
                                    distributed within 5 years of the Owner's
                                    Death.


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


                                  If the Beneficiary dies before the
                                  distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                              (e) If the Beneficiary is the deceased Owner's
                                  spouse, the Contract will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary). Upon the death of the surviving spouse, the Death Benefit will equal the Contract Value at the time of the surviving spouse's death, and the entire interest in the Contract must be distributed to the new Beneficiary in accordance with the provisions of (d) (i) or (d) (ii) above.

                              (f) Withdrawal Charges will be waived on any
                                  withdrawals, unless the Death Benefit payable upon the Owner's death was defined under provision 2., Death Benefit Before Maturity Date above. If the Death Benefit was so defined, Withdrawal Charges will be assessed at the time a withdrawal occurs.

                              If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

DEATH BENEFIT ON OR           If annuity payments have been selected based on an
AFTER MATURITY DATE           Annuity Option providing for payments for a
                              guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary.
                              Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH                Proof of death is required upon the death of the
                              Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service
                              Office:

                              (a) A certified copy of a death certificate.

                              (b) A certified copy of a decree of a court of
                                  competent jurisdiction as to the finding of death.

                              (c) Any other proof satisfactory to us.

PART 5                        PAYMENTS
--------------------------------------------------------------------------------


GENERAL All Payments under this Contract are payable at the Annuity Service Office or such other place as we may designate.

                              The initial Payment is shown on the Contract
                              Specifications Page. Additional Payments may be made at any time. However, each additional Payment must be at least $30. If a Payment would cause the Contract Value to exceed $1,000,000, or the Contract Value already exceeds $1,000,000, no additional Payments will be accepted without our prior approval.


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NONPAYMENT OF PAYMENTS        If, prior to the Maturity Date, no Payments are
FOR TWO YEARS                 made for two consecutive Contract Years, and if
                              both:

                              (a) the total Payments made, less any partial
                                  withdrawals, are less than $2,000; and

                              (b) the Contract Value at the end of such two year
                                  period is less than $2,000;

                              We may cancel the Contract and pay you the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Debt and Annual Administration Fee.

PAYMENT ENHANCEMENT           We will add a Payment Enhancement to each Payment
                              applied to this Contract. The amount of a Payment
                              Enhancement is determined as a percentage of each Payment received by us. The percentage used in determining the Payment Enhancement, shown on the Contract Specifications Page, is based on the cumulative amount of Payments applied to this Contract.

                              The next higher Payment Enhancement percentage, as shown on the Contract Specificiations Page, may be applied to the initial Payment. To receive the higher percentage you must provide satisfactory evidence that the total Payments within 13 months of the Issue Date will be equal to or in excess of the next Payment Enhancement breakpoint. We reserve the right to recover an amount from your Contract if total Payments received within 13 months of the Issue Date do not achieve the breakpoint used to determine the Payment Enhancement percentage. The amount we may recover is the greater of (a) or (b), where:

                              (a) is the amount of Payment Enhancements in
                                  excess of what would have been payable without satisfactory evidence of expected total Payments; and

                              (b) is the Contract Value multiplied by the ratio
                                  of excess Payment Enhancements over total
                                  Payments received.

                              Amounts recovered will be withdrawn from each Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value. If the amount to be recovered exceeds your Contract Value, we will terminate the Contract without value.

NET PAYMENTS                  The Payment less the amount of premium tax, if
                              any, deducted from the Payment, plus any applicable Payment Enhancement.

ALLOCATION OF NET             When we receive Payments, the Net Payments will be
PAYMENTS                      allocated among Investment Options in accordance
                              with the allocation percentages shown on the Contract Specifications Page. You may change the allocation of subsequent Net Payments at any time, without charge, by giving us written notice.



PART 6                        VARIABLE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------

INVESTMENT ACCOUNT            We will establish a separate Investment Account
                              for you for each variable Investment Option to which you allocate amounts. The Investment Account represents the number of your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment
                              Account is determined by (a) times (b) where:


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

                              (a) equals the number of Accumulation Units
                                  credited to the Investment Account, and

                              (b) equals the value of the appropriate
                                  Accumulation Unit.

ACCUMULATION UNITS            We will credit Net Payments to your Investment
                              Accounts in the form of Accumulation Units. The number of Accumulation Units to be credited to each Investment Account of the Contract will be determined by dividing the Net Payment allocated to that Investment Account by the Accumulation
                              Unit value for that Investment Account.

                              Accumulation Units will be adjusted for any transfers and will be canceled on payment of a Death Benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION         The Accumulation Unit value for any Valuation
UNIT                          Period is determined by multiplying the
                              Accumulation Unit value for the immediately preceding Valuation Period by the "net investment factor" for the Investment Account for the Valuation Period for which the value is being determined. The value of an Accumulation Unit may increase, decrease or remain the same from one
                              Valuation Period to the next.




NET INVESTMENT FACTOR         The net investment factor for a variable
                              Investment Account is an index that measures the investment performance of a Sub-Account from one
                              Valuation Period to the next. The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:



                              (a) is the net result of:

                                  (1) the net asset value per share of a
                                      Portfolio share held in the Sub-Account
                                      determined as of the end of the current
                                      Valuation Period, plus

                                  (2) the per share amount of any dividend or
                                      capital gain distributions made by the
                                      Portfolio on shares held in the Sub-
                                      Account if the "ex-dividend" date occurs during the current Valuation Period, and

                              (b) is the net asset value per share of a
                                  Portfolio share held in the Sub-Account
                                  determined as of the end of the immediately preceding Valuation Period, and

                              (c) is the Asset Fee as defined in Part 11, Fees
                                  and Deductions.

                              The net investment factor may be greater or less than, or equal to, one.

PART 7                        FIXED ACCOUNT PROVISIONS
--------------------------------------------------------------------------------


INVESTMENT ACCOUNT            We will establish a separate Investment Account
                              for you each time you allocate amounts to a fixed
                              Investment Option. Amounts invested in these Investment Accounts will earn interest at the guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                              We will determine guaranteed rates from time to time for Net Payments, renewal amounts and amounts transferred to a fixed Investment Option. In no event will a guaranteed rate under a fixed Investment Account be less than 3%.


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


GUARANTEE PERIODS             The guarantee period will be the duration of the
                              fixed Investment Option selected, measured from the date the amount is allocated to the Investment
                              Account. Amounts cannot be allocated to a fixed
                              Investment Option that would extend the guarantee period beyond the Maturity Date.

RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same fixed Investment Option at the end of the guarantee period, unless you specify otherwise. If renewal in a particular fixed Investment Option would result in the guarantee period for that fixed Investment Account extending beyond the Maturity Date, the renewal amount may not be renewed in that fixed Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed Investment Option that does not extend beyond the Maturity Date.

INVESTMENT ACCOUNT VALUE      The amount in an Investment Account will
                              accumulate at a rate of interest determined by us and in effect on the date the amount is allocated to the Investment Account. The Investment Account
                              Value is the accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the Investment Account.


PART 8                        ANNUITY PROVISIONS
--------------------------------------------------------------------------------

VARIABLE ANNUITY PAYMENTS     The amount of the first variable annuity payment
                              is determined by applying the portion of the Contract Value used to effect a Variable Annuity, measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes), to the appropriate tables(s) contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table.
                              Subsequent payments will be based on the investment performance of one or more Sub-Accounts as you select. The amount of such payments is determined by the number of Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value to effect annuity payments was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

MORTALITY AND EXPENSE         We guarantee that the dollar amount of each
GUARANTEE                     variable annuity payment will not be affected by
                              changes in mortality and expense experience.




ANNUITY UNIT VALUE            The value of an Annuity Unit for each Sub-Account
                              for any Valuation Period is determined as follows:

                              (a) The net investment factor for the Sub-Account
                                  for the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding Valuation Period; and

                              (b) The result is adjusted to compensate for the
                                  interest rate assumed in the tables used to determine the first variable annuity payment.

                              The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.


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





FIXED ANNUITY PAYMENTS        The amount of each fixed annuity payment is
                              determined by applying the portion of the Contract
                              Value used to effect a Fixed Annuity measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes) to the appropriate table contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table.

                              We guarantee the dollar amount of fixed annuity payments.


PART 9                        TRANSFERS
--------------------------------------------------------------------------------

TRANSFERS                     Before the Maturity Date you may transfer amounts
                              among Investment Accounts of the Contract. There is no transaction charge for transfers. Amounts will be canceled from the Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are transferred. We will effect such transfers so that the Contract Value on the date of transfer will not be affected by the transfer. We reserve the right to limit, upon notice, the maximum number of transfers you may make per Contract Year to one per month or six at any time within a Contract
                              Year.

                              You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.

                              We reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of the Trust Portfolios. In addition, in accordance with applicable law, the Company reserves the right to modify or terminate the transfer privilege at any time.

                              Amounts may not be transferred from a fixed
                              Investment Account unless those amounts have been in the fixed Investment Account for at least one year.

                              Once variable annuity payments have begun, you may transfer all or part of the investment upon which your variable annuity payments are based from one Sub-Account to another. To do this, we will convert the number of variable Annuity Units you hold in the Sub-Account from which you are transferring to a number of variable Annuity Units of the Sub-Account to which you are transferring so that the amount of a variable annuity payment, if it were made at that time, would not be affected by the transfer. After that, your variable annuity payments will reflect changes in the values of your new variable Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the transfer will apply. We reserve the right to limit, upon notice, the maximum number of transfers you may make per Contract Year after variable annuity payments have begun to four.

                              After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.


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




PART 10                       WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------


CONTRACT VALUE                Your Contract Value is equal to the total of the
                              Investment Account Values and, if applicable, any amount in the Loan Account attributable to the Contract.

PAYMENTS OF WITHDRAWALS       You may withdraw part or all of the Contract
                              Value, less any Debt, at any time before the earlier of your death or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or
                              postpone the date of payments from, the variable
                              Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable
                              Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange Commission, by order, so permits for the protection of security holders;
                              provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in
                              (2) and (3) exist.

                              We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Contract, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than 3% per year or at a rate determined by applicable state law.

TOTAL WITHDRAWAL              Upon receipt of your request to withdraw all of
                              your Contract Value, we will terminate the Contract and pay you the Contract Value, less any applicable Debt, Withdrawal Charges and the Annual
                              Administration Fee.

PARTIAL WITHDRAWAL            If you are withdrawing part of the Contract Value,
                              you should specify the amount that should be withdrawn from each Investment Option of the Contract. If there are multiple Investment
                              Accounts under a fixed Investment Option, the requested amount from that Investment Option must be withdrawn from those Investment Accounts on a first-in-first-out basis. If you do not specify, the requested amount will be withdrawn in the following order:

                              (a) Variable Investment Accounts on a pro rata
                                  basis,

                              (b) Fixed Investment Options, beginning with the
                                  shortest guarantee period first and the
                                  longest guarantee period last.

                              We will deduct the Withdrawal Charge from the Contract Value remaining after payment of the requested amount.

WITHDRAWAL CHARGE             If a withdrawal is made from the Contract before
                              the Maturity Date, a Withdrawal Charge (contingent deferred sales charge) may be assessed against Payments. The amount of the Withdrawal Charge and when it is assessed is discussed below:

                              1. The free withdrawal amount is defined as the
                                 greater of:

                                 (a) the excess of the Contract Value on the
                                     date of withdrawal over the unliquidated
                                     Payments, or


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

                                 (b) the excess of (i) over (ii), where:

                                     (i)  equals 10% of total Payments; and

                                     (ii) equals 100% of all prior partial
                                          withdrawals, in that contract year.


                              The free withdrawal amount may be withdrawn free of a Withdrawal Charge.

                              The free withdrawal amount will be applied to your requested withdrawal in the following order:

                              (a) withdrawals from the variable Investment
                                  Accounts,

                              (b) withdrawals from fixed Investment Options
                                  beginning with the shortest guarantee period first and the longest guarantee period last.

                           2. If a withdrawal is made for an amount greater than
                              the free withdrawal amount, Payments will be liquidated on a first-in-first-out basis. We will liquidate Payments in the order such Payments were made: the oldest unliquidated Payment first, the next Payment second, etc...until all Payments have been liquidated.

                           3. Any Payments liquidated are subject to a
                              Withdrawal Charge based on the length of time the Payment has been in this Contract. The Withdrawal Charge is determined by multiplying the amount of the Payment being liquidated by the applicable Withdrawal Charge Percentage obtained from the table shown on the Contract Specifications Page.

                              The total Withdrawal Charge will be the sum of the Withdrawal Charges for the Payments being liquidated.

                           4. The Withdrawal Charge is deducted from the
                              Contract Value remaining after you are paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment Account less any applicable Withdrawal Charge.

FREQUENCY AND AMOUNT OF       You may make as many partial withdrawals as you
PARTIAL WITHDRAWAL            wish. Any withdrawal from an Investment Account of
                              the Contract must be at least $300 or the entire balance of the Investment Account, if less. If after the withdrawal, the amount remaining in the Investment Account is less than $100, then we will consider the withdrawal request to be a request for withdrawal of the entire amount held in the Investment Account. If a partial withdrawal would reduce the Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of the Contract Value.


PART 11                       FEES AND DEDUCTIONS
--------------------------------------------------------------------------------


ASSET FEE                     To compensate us for assuming mortality and
                              expense risks, and certain administration expenses, we deduct from each variable Investment
                              Option a fee each Valuation Period at the annual rate specified on the Contract Specifications
                              Page. A portion of this Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment Factor used to determine the value of Accumulation Units and Annuity Units of the Contract.


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


ANNUAL ADMINISTRATION FEE     To compensate us for assuming certain
                              administrative expenses, we charge an Annual
                              Administration Fee as specified on the Contract
                              Specification Page. Prior to the Maturity Date, the Annual Administration Fee is deducted on each Contract Anniversary. It is withdrawn from each Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value. If the Contract Value is totally withdrawn on any date other than the Contract Anniversary, we will deduct the total amount of the Annual
                              Administration Fee from the amount paid. During the annuity period, the Annual Administration Fee is deducted on a pro rata basis from each annuity payment.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death Benefit or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this Contract.

PART 12                       LOAN PROVISION (CERTAIN QUALIFIED CONTRACTS ONLY)
--------------------------------------------------------------------------------

GENERAL This loan provision applies only to certain Qualified Contracts. All provisions and terms of a loan are included in the Qualified Plan Endorsement, if attached.




PART 13                       PAYMENT OF CONTRACT BENEFITS
--------------------------------------------------------------------------------

GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s).

ALTERNATE ANNUITY OPTIONS     Instead of settlement in accordance with the
                              Annuity Options described below, you may choose an alternate form of settlement acceptable to us.

DESCRIPTION OF ANNUITY        Option 1: Life Annuity
OPTIONS
                              (a) Life Non-Refund. We will make payments during
                                  the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                              (b) Life 10-Year Certain. We will make payments
                                  for 10 years and after that during the
                                  lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

                              Option 2: Joint and Survivor Life Annuity

                              The second Annuitant named shall be referred to as the Co-Annuitant.

                              (a) Joint and Survivor Non-Refund. We will make
                                  payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.


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                              (b) Joint and Survivor with 10-Year Certain. We
                                  will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period certain.

ANNUITY PAYMENT RATES         The annuity payment rates on the attached tables
                              show, that for each $1,000 applied, the dollar amount of both (a) the first monthly variable annuity payment based on the assumed interest rate of 3% and (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 3% per year. The annuity payment rates for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted by us upon request.

                              The annuity payment rates are based on the 1983 Table A projected at Scale G with interest at the rate of 3% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:


                              Calendar Year of Birth    Adjustment to Actual Age
                              ----------------------    ------------------------

                                    1899-1905                     +6
                                    1906-1911                     +5
                                    1912-1918                     +4
                                    1919-1925                     +3
                                    1926-1932                     +2
                                    1933-1938                     +1
                                    1939-1945                     0
                                    1946-1951                     -1
                                    1952-1958                     -2
                                    1959-1965                     -3
                                    1966-1972                     -4
                                    1973-1979                     -5
                                    1980-1986                     -6
                                    1987-1993                     -7
                                    1994-                         -8


                              The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.




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

                                                   AMOUNT OF FIRST MONTHLY PAYMENT

                                                     PER $1000 OF CONTRACT VALUE

                                                       OPTION 1: LIFE ANNUITY

Option 1(A):  Non-Refund                                                 Option 1(B): 10-Year Certain
---------------------------------------------------------------        -------------------------------------------------------------

   Adjusted Age                                                             Adjusted Age
   of Annuitant              Male                Female                     of Annuitant             Male                Female
---------------------------------------------------------------        -------------------------------------------------------------

        55                   4.27                 3.86                           55                  4.22                 3.84
        60                   4.69                 4.19                           60                  4.61                 4.15
        65                   5.25                 4.61                           65                  5.10                 4.55
        70                   6.02                 5.19                           70                  5.71                 5.07
        75                   7.01                 5.99                           75                  6.42                 5.73
        80                   8.34                 7.10                           80                  7.20                 6.52
        85                  10.13                 8.64                           85                  7.97                 7.37





                                           OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY
Option 2(A): Non-Refund

                                                                     Age of Co-Annuitant
----------------------------------------------------------------------------------------------------------------------------------
Adjusted
Age of Male                  10 Years            5 Years              Same                5 Years              10 Years
Annuitant                    Younger             Younger              Age                 Older                Older
----------------------------------------------------------------------------------------------------------------------------------

55                           3.25                3.39                 3.55                3.72                 3.87
60                           3.41                3.60                 3.81                4.02                 4.21
65                           3.62                3.87                 4.14                4.41                 4.67
70                           3.89                4.21                 4.57                4.95                 5.29
75                           4.24                4.67                 5.17                5.67                 6.11
80                           4.71                5.30                 5.97                6.63                 7.19
85                           5.35                6.15                 7.05                7.92                 8.60



Option 2(B): 10 Year Certain

                                                                     Age of Co-Annuitant
-----------------------------------------------------------------------------------------------------------------------------------
Adjusted
Age of Male                  10 Years             5 Years             Same                 5 Years             10 Years
Annuitant                    Younger              Younger             Age                  Older               Older
-----------------------------------------------------------------------------------------------------------------------------------

55                           3.25                 3.39                3.55                 3.72                3.87
60                           3.41                 3.60                3.80                 4.01                4.21
65                           3.62                 3.86                4.13                 4.41                4.66
70                           3.89                 4.21                4.56                 4.92                5.24
75                           4.24                 4.66                5.13                 5.58                5.95
80                           4.69                 5.25                5.85                 6.39                6.78
85                           5.28                 6.00                6.71                 7.27                7.67
-----------------------------------------------------------------------------------------------------------------------------------

Monthly installments for ages not shown will be furnished on request.




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NORTH AMERICAN
SECURITY LIFE INSURANCE COMPANY
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